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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As Independent Public Accountants, we hereby consent to the incorporation by reference of our reports dated September 28, 1999 for Home Security International, Inc. and dated August 20, 1998 for FAI Finance Corporation Pty Limited, both appearing in this Form 10-K, into Home Security International, Inc's previously filed registration statements on Form S-1 (No. 333-59421) and Form S-8 (No. 333-68445).

Arthur Andersen



Sydney
September 28, 1999